UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant   

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☐   Preliminary Proxy Statement
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☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☒   Soliciting Material Pursuant to §240.14a-12

MGIC INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Contact:  Michael J. Zimmerman, Investor Relations, (414) 347-6596, mike_zimmerman@mgic.com
Media Contact:      Katie Monfre, Corporate Communications, (414) 347-2650, katie_monfre@mgic.com

MGIC Investment Corporation Plans Special Shareholders Meeting
and Files Shelf Registration Statement

MILWAUKEE (May 10, 2013) — MGIC Investment Corporation (NYSE:MTG, the “Company”) commented on two filings it made earlier today with the SEC.   The first filing is preliminary proxy material regarding a Special Shareholders Meeting expected to be held on Thursday, June 27, 2013. The purpose of the meeting is to seek approval of an increase in the number of authorized shares of Common Stock.  The Company’s recent sale of Common Stock and convertible debt reduced the number of shares of Common Stock available for future issuance.

The second filing is a Shelf Registration Statement, which will allow the Company to issue various types of securities, including debt, Common Stock and preferred stock, from time to time.  This registration statement replaces the Company’s prior Shelf Registration Statement that expired on April 20, 2013.

The Company does not have any plans to issue Common Stock or other securities, except for the possible issuance of shares under existing incentive plans for directors and employees. Increasing the authorized shares of Common Stock and filing the shelf registration statement are intended to give the Company greater flexibility to issue securities in the future should conditions warrant. The Company is not required to offer or sell any securities under the Shelf Registration statement.

This press release shall not constitute an offer to sell any securities.

Additional Information

In connection with the Special Shareholders Meeting to be held with respect to the proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, the Company has filed with the SEC a preliminary proxy statement and plans to file a definitive proxy statement and other relevant materials. The definitive proxy statement (when available) will be mailed to the Company's shareholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company's website at http://mtg.mgic.com.

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of the Company's shareholders in connection with the proposed amendment to the Company’s Articles of Incorporation.

About MGIC

MGIC (www.mgic.com), the principal subsidiary of MGIC Investment Corporation, is the nation's largest private mortgage insurer as measured by $159.5 billion primary insurance in force covering 1 million mortgages as of March 31, 2013. MGIC serves lenders throughout the United States, Puerto Rico, and other locations helping families achieve homeownership sooner by making affordable low-down-payment mortgages a reality.

From time to time MGIC Investment Corporation releases important information via postings on its corporate website without making any other disclosure and intends to continue to do so in the future. Investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings.  Enrollment information can be found at http://mtg.mgic.com under Investor Information.